UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                        PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                         DATE OF REPORT : AUGUST 31, 2004

                       COMMISSION FILE NUMBER: 33-19980-D

                             CGI HOLDING CORPORATION
                             -----------------------
        (Exact name of small business issuer as specified in its charter)

       Nevada                              87-0450450
-----------------------------          ---------------------------
State of other jurisdiction of          I.R.S. Employer I.D. No.
incorporation or organization

100 North Waukegan Road, Suite 100, Lake Bluff, Illinois       60044
--------------------------------------------------        --------------
(Address of principal executive offices)                    (Zip Code)

Issuer's telephone number, including area code       (847) 615-2890
                                                   -----------------


ITEM 4 CHANGE IN REGISTRANT'S CERTIFYING ACCOUNTANT

The Company's WebSourced, Inc. subsidiary has hired Mr. Jody Brown to serve as its Chief Financial Officer. Mr. Brown formally was a partner in Poulos & Bayer, Chicago, Illinois, the independent auditors of the Company. On August 30, 2004, the Company received written notification that due to this hiring, in accordance with Section 10A of the Securities Exchange Act of 1934, as amended by Section 206 of the Sarbanes-Oxley Act of 2002, Poulos & Bayer has withdrawn from serving as the Company's independent auditors for the required cooling off period of one year. The Company intends to engage a new firm of independent auditors later this year.

ITEM 5. OTHER EVENTS

On August 30, 2004, the Company moved its headquarters to 100 North Waukegan Road, Suite 100, Lake Bluff, Illinois 60044. The Company's new phone number will be (847) 615-2890. The Company's new fax number will be (847)615-2980. The Company has signed a 1-year Office Lease Agreement of 840 square feet of office space at a base rent of $1,260 per month.


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

Exhibit 1


                                 POULOS & BAYER
                          CERTIFIED PUBLIC ACCOUNTANTS
                        ONE EAST WACKER DRIVE, SUITE 2702
                             CHICAGO, ILLINOIS 60601
                                 (312) 329-1199

ANTHONY J. POULOS, C.P.A.                                    Member
HOWARD N. BAYER, C.P.A.                                Illinois Society of
                                                   Certified Public Accountants

                                                      American Institute of
                                                   Certified Public Accountants


August 26, 2004

Mr. Gerard M Jacobs
CGIH Holding Corp.
520 Lake Cook Road
Deerfield, IL 60015

Dear Mr. Jacobs,

This correspondence relates to your offer to Mr. Jody Brown and his acceptance to be employed as the chief financial officer of CGIH Holding Corp. In accordance with Section 10A of the Securities Exchange Act of 1934, as amended by Section 206 of the Sarbanes-Oxley Act of 2002, we must withdraw as being the independent auditors of CGIH Holding Corp. for the required cooling off period of one year.

With sincere regrets,

/s/ Anthony J. Poulos

Anthony J. Poulos


   ONE EAST WACKER DRIVE, SUITE 2702, CHICAGO, ILLINOIS 60601 (312) 329-1199
                               FAX (312)329-1124